EXHIBIT 99.3

EXECUTION COPY

SUPPLEMENT TO SECURITY AGREEMENT

This SUPPLEMENT NO. 1, dated as of December 16, 2005 (this “Supplement”), to the Security Agreement, dated as of February 1, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), initially among Edgen Corporation (the “Company”) and various affiliates thereof in favor of THE BANK OF NEW YORK, as collateral agent (together with its successor(s) thereto, in such capacity the “Collateral Agent”) for each of the Secured Parties (such and other capitalized terms being used herein with the meanings provided, or incorporated by reference, in the Security Agreement), is made by the undersigned.

W I T N E S S E T H:

WHEREAS, the Company, various affiliates thereof and the Collateral Agent, as trustee, have entered into an Indenture, dated as of February 1, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”), and in connection therewith, the Company has previously issued its 9 7/8% Senior Secured Notes due 2011 in an aggregate principal amount of $105,000,000 (and, together with any additional notes that may be issued by the Company from time to time thereunder (including those to be issued on the date hereof in an aggregate principal amount of $31,000,000) or exchanged therefor or for such additional notes, the “Notes”);

WHEREAS, the Company and various affiliates thereof have entered into that certain Amended and Restated Loan and Security Agreement, dated as of February 1, 2005, (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”) among the financial institutions party thereto (the “Senior Lenders”) as lenders and GMAC Commercial Finance, LLC, as the agent (the “Agent”), pursuant to which the Senior Lenders have agreed to make certain loans and other financial accommodations to the Borrowers (as defined therein) from time to time, which Loan Agreement is referenced as the “Senior Credit Facility” under the Indenture, and the Company and various affiliates thereof have each entered into various agreements granting liens to the Agent for the benefit of the Senior Lenders as well;

WHEREAS, pursuant to Section 4.16 of the Indenture, the undersigned is required to execute and deliver this Supplement;

WHEREAS, the undersigned has duly authorized the execution, delivery and performance of this Supplement and the Security Agreement;

WHEREAS, the Security Agreement provides that additional parties may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement; and

WHEREAS, pursuant to the provisions of Section 7.5 of the Security Agreement, the undersigned is becoming an Additional Grantor under the Security Agreement in order to induce the Holders to acquire the Notes and maintain the Indebtedness evidenced thereby as consideration therefor;

NOW, THEREFORE, the undersigned agrees, for the benefit of each Secured Party, as follows:

SECTION 1. In accordance with the Security Agreement, the undersigned by its signature below shall become an Additional Grantor under the Security Agreement as of the date hereof with the same force and effect as if it were an original signatory thereto as a Grantor, and the undersigned hereby:

(a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder;

(b) assigns and pledges to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, and grants to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, a security interest in all of the following, whether now or hereafter existing or acquired by the undersigned (its “Collateral”):

(i) Accounts;

(ii) Chattel Paper;

(iii) Commercial Tort Claims listed on Item H of Schedule II (as such schedule may be amended or supplemented from time to time);

(iv) Deposit Accounts;

(v) Documents;

(vi) General Intangibles;

(vii) Goods;

(viii) Instruments;

(ix) Investment Property;

(x) Letter-of-Credit Rights and Letters of Credit;

(xi) Supporting Obligations;

(xii) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

(xiii) all Proceeds of the foregoing and, to the extent not otherwise included,

(xiv) (A) all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) and (B) all tort claims; and

(xv) all other property and rights of every kind and description and interests therein;

(c) agrees that each of the Schedules attached hereto shall be deemed to be a Schedule thereto; and

(d) represents and warrants that the representations and warranties made by it as a Grantor under the Security Agreement are true and correct on and as of the date hereof.

Notwithstanding the foregoing, “Collateral” shall not include Excluded Assets of the undersigned.

In furtherance of the foregoing, each reference to a “Grantor” or “Additional Grantor” in the Security Agreement shall be deemed to include the undersigned.

SECTION 2. The undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

SECTION 3. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired.

SECTION 5. Without limiting the provisions of the Indenture (or any other Related Document, including the Security Agreement), the undersigned agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys’ fees and expenses of the Collateral Agent.

SECTION 6. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE OTHER RELATED DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 7. This Supplement hereby incorporates by reference the provisions of the Security Agreement, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Security Agreement. Unless otherwise defined herein or the context otherwise requires, terms used in this Supplement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 8. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MURRAY INTERNATIONAL METALS, INC., a Texas corporation

By:	/s/ David L. Laxton, III
Name:	David L. Laxton, III
Title:	Secretary and Treasurer

ACKNOWLEDGED AND ACCEPTED BY: THE BANK OF NEW YORK, as Collateral Agent

By:	/s/ Geovanni Barris
Name:	Geovanni Barris
Title:	Vice President